Exhibit 10.2
EXECUTION VERSION
WAIVER TO THE RESTRUCTURING SUPPORT AGREEMENT
THIS WAIVER (this "Waiver"), dated as of March 23, 2017, to the Restructuring Support Agreement, dated as of March 23, 2017 among Ocean Rig UDW Inc. ("Parent"), Drillships Financing Holding Inc., Drillships Ocean Ventures Inc., Drill Rigs Holdings Inc. and the Supporting Creditors (the "RSA") is made among Parent and the Supporting Creditors listed on the signature pages hereto, which constitute the Majority Supporting Lenders. Capitalized terms used but not defined herein have the meanings set forth in the RSA.
RECITALS
WHEREAS, pursuant to Clause 5.1(a) of the RSA, it is a condition to the Launch Trigger Date that either holders of at least 75% in value of Parent Scheme Claims have become a Party to the RSA or holders of at least 90% in value of the Term Loans have become Party to the RSA;
WHEREAS, pursuant to Clause 5.1(b)(i) of the RSA, it is a condition to the Launch Trigger Date that a majority in number of DFH Lenders holding at least 75% in value of the DFH Loans have become a Party to the RSA;
WHEREAS, pursuant to Clause 5.1(b)(ii) of the RSA, it is a condition to the Launch Trigger Date that a majority in number of DOV Lenders holding at least 75% in value of the DOV Loans have become a Party to the RSA;
WHEREAS, pursuant to Clause 5.1(b)(iii) of the RSA, it is a condition to the Launch Trigger Date that the Tax Report has been issued;
WHEREAS, pursuant to Clause 15.2(b) of the RSA, Parent shall make the Launch Announcement on the Launch Trigger Date;
WHEREAS, pursuant to Clause 23.1 of the RSA, Parent and the Majority Supporting Lenders may agree in writing to amend or waive (subject to certain exceptions set out therein) any term of the RSA; and
WHEREAS, Parent and the Majority Supporting Lenders desire to waive in full Clauses 5.1(a), 5.1(b)(i), 5.1(b)(ii) and 5.1(b)(iii) of the RSA.
NOW, THEREFORE, the parties hereto agree as follows:
1.	WAIVER
1.1	As of the date hereof, the parties hereto hereby waive:
(a)	the conditions to the Launch Trigger Date set forth in Clauses 5.1(a), 5.1(b)(i), 5.1(b)(ii) and 5.1(b)(iii) of the RSA; and
(b)	the obligation of Parent set forth in Clause 15.2(b) of the RSA.

1.2	For the avoidance of doubt:
(a)
the conditions to the Launch Trigger Date that are waived pursuant to Clause 1.1(a) shall be satisfied on or before the Scheme Trigger Date, pursuant to Clause 7 of the RSA, subject to further waiver or amendment pursuant to Clause 23.1 subsequent to the date hereof; and

(b)	the obligation of Parent that is waived pursuant to Clause 1.1(b) shall be satisfied concurrently with the making of the Effective Date Announcement, pursuant to Clause 15.2(a) of the RSA.
2.	CONDITIONS TO EFFECTIVENESS
This Waiver shall become effective upon such time as it has been duly executed by the parties hereto on the date hereof.
3.	REPRESENTATIONS AND WARRANTIES
3.1	The Supporting Creditors party hereto represent and warrant that they constitute the Majority Supporting Lenders as of the date hereof.
3.2
Each party hereto hereby represents and warrants to each of the other parties hereto that the representations and warranties set forth in Clause 4 of the RSA are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof.

4.	REFERENCE TO AND EFFECT ON THE RSA
4.1
This Waiver shall constitute a Restructuring Document for purposes of the RSA. Except as specifically waived by this Waiver, the RSA shall remain unchanged and unwaived and shall remain in full force and effect and are hereby ratified and confirmed. The waiver set forth herein shall be limited precisely as provided for herein to the provisions expressly waived herein and shall not be deemed to be a waiver of any right, power or remedy of any party hereto under, or a waiver of, consent to or modification of any other term or provision of the RSA or of any transaction or future action on the part of the parties hereto which would require the consent of any other party hereto under the RSA.

5.	HEADINGS
Section and subsection headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose or be given any substantive effect.
6.	APPLICABLE LAW
This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any choice of law provisions which would require the application of the law of any other jurisdiction.

7.	COUNTERPARTS
7.1	This Agreement may be executed in any number of counterparts and:
(a)	each such counterpart shall be deemed to be an original;
(b)	all such counterparts shall constitute one and the same document; and
(c)	each Person executing a counterpart shall become a party hereto.
7.2	Transmission by fax or emailed scanned copy of an executed counterpart of this Waiver shall be deemed to constitute due and sufficient delivery of such counterpart.